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                                                                   Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Newfield Exploration Company pertaining to the Newfield Exploration Company 2000 Omnibus Stock Plan to be filed with the Securities and Exchange Commission on February 20, 2003, and to the incorporation by reference therein of our report dated February 20, 2002, except for Note 25 as to which the date is March 11, 2002, with respect to the consolidated financial statements of EEX Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


Houston, Texas
February 19, 2003